Exhibit 99.2

Media Contact:
Melissa Plaisance
melissa.plaisance@albertsons.com |925-226-5115

Albertsons Companies, Inc. Announces Pricing of Its
Senior Notes Offering

January 22, 2019 - Boise, ID - Albertsons Companies, Inc. (the “Company”) today announced the pricing of its upsized private offering of $600 million in aggregate principal amount of new 7.500% senior notes due 2026 (the “Notes”). The Notes will be issued at par value. This represents a $100 million increase in the original offering amount. The Company and its subsidiaries, Safeway Inc., New Albertsons L.P. and Albertson's LLC, will be co-issuers of the Notes. The offering is expected to close on or about February 5, 2019, subject to customary closing conditions.

The Company intends to use a portion of the net proceeds from the offering to (i) pay the redemption price and accrued and unpaid interest in connection with the redemption of all of Safeway Inc.’s outstanding 5.00% Senior Notes due August 2019 (the “Redemption”) and (ii) pay fees and expenses related to the Redemption and the issuance of the Notes. The Company intends to use the remaining net proceeds for general corporate purposes, which may include the repayment of indebtedness, capital expenditures and working capital.

The Notes will be offered in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Albertsons Companies

Albertsons Companies, Inc. is one of the largest food and drug retailers in the United States, with both a strong local presence and national scale. Albertsons Cos. operates stores across 34 states and the District of Columbia under 20 well-known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw’s, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen and Carrs, as well as meal kit company Plated based in New York City. Albertsons Cos. is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2017 alone, along with the Albertsons Companies Foundation, the Company gave nearly $300 million in food and financial support. These efforts helped millions of people in the areas of hunger relief, education, cancer research and treatment, programs for people with disabilities and veterans outreach.

Important Notice Regarding Forward-Looking Statements

This press release contains certain forward-looking statements. Statements that are not historical facts, including statements regarding the Company’s expectations, perspectives and projected financial performance, are forward looking statements. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions, when related to the Company and its subsidiaries, indicate forward-looking statements. The forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties regarding our current expectations and beliefs as to our ability to consummate the offering of Notes, the intended use of proceeds thereof, other pending transactions, and other future events. The Company cautions that actual results could differ materially from the expectations described in the forward-looking statements. The Company also cautions that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in

Exhibit 99.2

our Annual Report on Form 10-K for the fiscal year ended February 24, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended June 16, 2018, September 8, 2018 and December 1, 2018, which are on file with the U.S. Securities and Exchange Commission (the “SEC”), and may be contained in reports subsequently filed with the SEC and available at the SEC’s website at www.sec.gov.